SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  March 25, 1994




                PACIFIC GAS AND ELECTRIC COMPANY
     (Exact name of registrant as specified in its charter)



California                    1-2348              94-0742640

(State or other juris-      (Commission         (IRS Employer
diction of incorporation)   File Number)   Identification Number)

77 Beale Street, P.O.Box 770000, San Francisco, California 94177
       (Address of principal executive offices) (Zip Code)








Registrant's telephone number, including area code:(415) 973-7000






Item 5.  Other Events

A.   California Public Utilities Commission (CPUC) Proceeding -
     Gas Reasonableness Proceedings

On March 16, 1994, the CPUC issued a final decision on the Company's Canadian gas procurement activities during 1988 through 1990. The CPUC found that the Company could have saved its customers money if it had bargained more aggressively with its existing Canadian suppliers or bought cheaper gas from other Canadian sources. The Division of Ratepayer Advocates (DRA), a consumer advocacy branch of the CPUC, had previously recommended that the Company refund $392 million based on its contention that the Company should have purchased 50% of its Canadian supplies on the spot market instead of almost relying totally on long-term contracts. The CPUC concluded that it was appropriate for the Company to take about 70% of its daily customer demand for gas from its then-existing Canadian gas suppliers, but that the Company could have met the remainder of its daily demand with purchases from other available Canadian natural gas sources. The decision orders a disallowance of $90 million of gas costs, plus accrued interest estimated at approximately $25 million through December 31, 1993.

As previously disclosed, the CPUC also issued a final decision on the Company's non-Canadian gas operations during 1988 through 1990. The decision finds that the Company should have withdrawn more gas from storage during December 1990 for the electric department's generation and orders a disallowance of $8 million. The Company intends to file requests for rehearing of this decision and the decision on the Canadian gas procurement activities described above.

The DRA has also recommended disallowances with respect to the Company's Canadian gas procurement activities for the 1991 and 1992 record periods of $105 million and $60 million, respectively. Hearings on the 1991 record period are scheduled for May 1994. Final decisions in those proceedings are expected later in 1994.

The CPUC's March 1994 decision does not address an additional $18 million disallowance recommended by the DRA in connection with the Company's purchased power expenses for Pacific Northwest purchases during 1989 and 1990. In its September 1991 report on the Company's Canadian gas procurement activities during 1988 through 1990, the DRA noted that the Company purchased electric energy when it was cheaper than its incremental fossil fuel generation costs. However, the DRA argues that if cheaper Canadian gas supplies had been used then the Company's incremental fossil fuel generation costs would have been lower that the purchased power. The DRA has also sought permission to file additional testimony on the effects of any imprudently incurred Canadian gas costs on certain of the Company's electric operations costs during the 1988 through 1990 record periods. On March 7, 1994, the ALJ granted the DRA's motion requesting the right to file testimony concerning prices for energy purchased from QF's and geothermal steam prices. The ALJ's ruling combines these issues with the outstanding Pacific Northwest purchased power issues into a separate phase of the reasonableness proceeding. Hearings on these issues have not yet been scheduled.

In addition to challenging the prudence of the gas costs incurred by the Company under its Canadian gas supply arrangements, in 1992 the DRA also initiated an audit of the non-gas costs incurred by the Company's present and former Canadian affiliates. In September 1993, the DRA distributed a report on its audit of Alberta and Southern Gas Co., Ltd. (A&S), a wholly owned subsidiary of the Company, for the 1988-1991 period. The DRA report recommends that the CPUC impose a $50 million penalty on the Company and disallow approximately $6.2 million of primarily non-gas and administrative costs in 1991. The DRA's proposed $50 million penalty relates primarily to its contention that the Company has committed serious lapses in the oversight of its affiliates. In January 1994, the DRA filed with the CPUC a report on the alleged conflicts of interest which discusses the stock holdings of certain officers and directors of A&S in companies from which A&S contracted for gas supplies that eventually flowed to California. The DRA argues that the Company's lack of oversight in this respect provides further evidence to support the $50 million penalty recommended in its September 1993 report on Canadian non-gas costs. The DRA has filed a motion asking that recommendations for the 1992 record period be made in a subsequent report. No action has been taken on this motion.

In addition, the DRA has indicated that it will be filing in June 1994 a supplemental report addressing matters relating to the profitability of the Cochrane liquids extraction plant operated by the Company's former affiliate, Alberta Natural Gas Company Ltd (ANG). The DRA has stated that the report will address the implications, if any, of ANG's status as an affiliate of the Company. In a previous report, the DRA had noted that a substantial portion of ANG's profits were derived from the operation of the Cochrane plant and that in part as a result of that profitability the Company had a pre-tax profit of $49 million from the sale of its ANG shares in 1992.

     Financial Impact

The Company recorded reserves of $61 million in 1993 and will accrue approximately an additional $90 million in the first quarter of 1994 as a result of the CPUC's disallowance in the 1988-1990 gas reasonableness proceedings and the Company's assessment of gas procurement activities in the periods 1991 through 1993.

The Company currently is unable to estimate the ultimate outcome of the gas reasonableness proceedings, including the affiliate audit, discussed above or predict whether such outcome will have a significant adverse impact on its financial position or results of operations.


B.   Preferred Stock Offering

On March 14, 1994, the Company executed a purchase agreement with Morgan Stanley & Co. Incorporated, Grigsby Brandford & Co., Inc., Smith Mitchell Investment Group Inc. and Morgan Keegan & Company, Inc., providing for the issuance and sale to such underwriters of 2,500,000 shares of the Company's 6.30% Redeemable First Preferred Stock, $25 par value. The closing of that transaction is scheduled to take place on March 28, 1994. The Certificate of Determination of Preferences of the 6.30% Redeemable First Preferred Stock related thereto is filed herewith as Exhibit 4.5 to Registration Statement No. 33-62488.

Item 7.   Financial Statements, Pro Forma Financial Information
          And Exhibits


Exhibits

4.1 Restated Articles of Incorporation of the Company effective as of November 18, 1992

4.2       Certificate of Determination of Preferences of
          7.04% Redeemable First Preferred Stock

4.3       Certificate of Determination of Preferences of
          6-7/8% Redeemable First Preferred Stock

4.4       Certificate of Decrease in Number of Shares of Certain
          Series of First Preferred Stock

4.5       Certificate of Determination of Preferences of
          6.30% Redeemable First Preferred Stock

















                         SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PACIFIC GAS AND ELECTRIC COMPANY



                                   GORDON R. SMITH
                              By ________________________________
                                   GORDON R. SMITH
                                   Vice President and Chief
                                   Financial Officer




Dated:  March 25, 1994































               Exhibit Index

4.1 Restated Articles of Incorporation of the Company effective as of November 18, 1992

4.2       Certificate of Determination of Preferences of
          7.04% Redeemable First Preferred Stock

4.3       Certificate of Determination of Preferences of
          6 7/8% Redeemable First Preferred Stock

4.4       Certificate of Decrease in Number of Shares of Certain
          Series of First Preferred Stock

4.5       Certificate of Determination of Preferences of
          6.30% Redeemable First Preferred Stock